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                                IMAGEX.COM, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                               SECTION 1. PURPOSE

         The purposes of the ImageX.com, Inc. 1999 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of ImageX.com, Inc., a Washington corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

                             SECTION 2. DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Company's Compensation Committee.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

         "COMPANY" means ImageX.com, Inc., a Washington corporation.

         "CORPORATE TRANSACTION" means either of the following events:

                  (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

                  (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of
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          the Company's assets other than a transfer of the Company's assets to a majority-owned Subsidiary Corporation of the Company; or

                  (c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

         "DESIGNATED SUBSIDIARY" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

         "ELIGIBLE COMPENSATION" means all salary and wages, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

         "ELIGIBLE EMPLOYEE" means any employee of the Company or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (each, a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

                  (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

                  (b) the employee's customary employment is for 20 hours or more per week; provided, however, that the Plan Administrator may decrease this minimum hours requirement for a future Offering;

                  (c) if specified by the Plan Administrator for a future Offering, the employee customarily works a minimum of five months per year or any lesser number of months established by the Plan Administrator; and

                  (d) if specified by the Plan Administrator for a future Offering, the employee has been employed for a certain minimum period of time as of an Offering Date; provided, however, that any such minimum employment period may not exceed two years.


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If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

         "ENROLLMENT PERIOD" has the meaning set forth in Section 7.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "ESPP BROKER" has the meaning set forth in Section 10.

         "FAIR MARKET VALUE" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market on the Offering Date or the Purchase Date, as applicable, unless the Plan Administrator determines otherwise for a future Offering or
(b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange on the Offering Date or the Purchase Date, as applicable, unless the Plan Administrator determines otherwise for a future Offering. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

         "OFFERING" has the meaning set forth in Section 5.1.

         "OFFERING DATE" means the first day of an Offering.

         "OPTION" means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

         "PARENT CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "PARTICIPANT" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in
Section 7.1 and who has not withdrawn from the Plan or an Offering or whose participation in the Plan is not terminated.

         "PLAN" means the ImageX.com, Inc. 1999 Employee Stock Purchase Plan.


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         "PURCHASE DATE" means the last day of each Purchase Period.

         "PURCHASE PERIOD" has the meaning set forth in Section 5.2.

         "PURCHASE PRICE" has the meaning set forth in Section 6.

         "SUBSCRIPTION" has the meaning set forth in Section 7.1.

         "SUBSIDIARY CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                            SECTION 3. ADMINISTRATION

3.1      PLAN ADMINISTRATOR

         The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2      ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

         Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

                        SECTION 4. STOCK SUBJECT TO PLAN

         Subject to adjustment from time to time as provided in Section 21.1, the maximum number of shares of Common Stock that shall be available for issuance


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under the Plan shall be 250,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (a) 100,000 shares of Common Stock and (b) 0.5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the annual report to shareholders for the preceding year, or (c) a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares subsequently acquired by the Company.(1)

                            SECTION 5. OFFERING DATES

5.1      OFFERINGS

         (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings of 24 months' duration (each, an "Offering"). Offerings shall commence on February 1 and August 1 of each year and end on the second January 31 and July 31, respectively, occurring thereafter; provided, however, that the first Offering shall begin on the day (the "IPO Date") on which shares of Common Stock are first offered to the public in an underwritten initial public offering of such Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (such day being the first trading day for the Common Stock on the Nasdaq National Market, the New York Stock Exchange or other applicable trading market), and shall end on July 31, 2001.

         (b) Notwithstanding the foregoing, the Plan Administrator may establish
(i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such future Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering may not exceed 27 months.

         (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

----------

   (1) Share numbers in the Plan have been adjusted to reflect the 1:2 reverse stock split approved by the Board on June 16, 1999.

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5.2      PURCHASE PERIODS

         (a) Each Offering shall consist of four consecutive purchase periods of six months' duration (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on February 1 and August 1 of each year and end on the next July 31 and January 31, respectively, occurring thereafter; provided, however, that the Purchase Period for the first Offering shall commence on the IPO Date and shall end on January 31, 2000.

         (b) Notwithstanding the foregoing, the Plan Administrator may establish for a future Offering (i) a different term for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

         (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3      GOVERNMENTAL APPROVAL; SHAREHOLDER APPROVAL

         Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan, the issuance of Options and the sale of Common Stock pursuant to the Plan and (b) obtaining shareholder approval of the Plan.

                            SECTION 6. PURCHASE PRICE

         (a) The purchase price (the "Purchase Price") at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (a) the Fair Market Value of the Common Stock on the Offering Date of such Offering and (b) the Fair Market Value of the Common Stock on the Purchase Date; provided, however, that the Purchase Price for the first Offering that begins on the IPO Date shall be the lesser of (i) 100% of the initial public offering price per share of Common Stock, before underwriters' discounts or concessions, set forth in that certain Underwriting Agreement between the Company and the representatives of the underwriters and executed in connection with the Company's initial public offering of the Common Stock and (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.


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         (b) Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan (other than an annual increase pursuant to Section 4) is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase (the "Additional Shares"), then, if as of the date of such shareholder approval, the Fair Market Value of a share of Common Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Common Stock's Fair Market Value on the date of such shareholder approval and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

                      SECTION 7. PARTICIPATION IN THE PLAN

7.1      INITIAL PARTICIPATION

         An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

         (a) indicating the Eligible Employee's election to participate in the Plan;

         (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

         (c) authorizing the purchase of Common Stock for the Participant in each Purchase Period.

         An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

         Except as provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.


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7.2      ALTERNATIVE INITIAL PARTICIPATION

         Notwithstanding any other provision of the Plan, the Board or the Committee may provide for a future Offering that any employee of the Company or any Designated Subsidiary who first meets the requirements of subparagraphs (a) through (b) of the paragraph "Eligible Employee" in Section 2 during the course of an Offering shall, on a date or dates specified in the Offering which coincides with the day on which such person first meets such requirements or which occurs on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering. Such Option shall have the same characteristics as any Options originally granted under that Offering, except that:

         (a) the date on which such Option is granted shall be the "Offering Date" of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the Fair Market Value of the Common Stock on the date on which such Option is granted is less than the Fair Market Value of Common Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the "Offering Date" for such Option;

         (b) the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining Purchase Date(s) for such Offering; and

         (c) the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive an Option for that Purchase Period.

7.3      CONTINUED PARTICIPATION

         A Participant shall automatically participate in the next Offering until such time as such Participant ceases payroll contributions to the Plan, withdraws from the Plan or an Offering pursuant to Section 11.2 or 11.3 or terminates employment as provided in Section 12.

               SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1      NUMBER OF SHARES PURCHASED

         (a) No Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation

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or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the Code) in any calendar year in which a Participant participates in the Plan (or other employee stock purchase plan described in this Section 8.1).

         (b) No Participant shall be entitled to purchase more than 1,200 shares of Common Stock (or such other number as the Board or the Committee shall specify for a future Offering) under the Plan in any single Purchase Period.

         (c) For a future Offering, the Board or the Committee may specify a maximum number of shares that may be purchased by any Participant, as well as a maximum aggregate number of shares that may be purchased by all Participants, pursuant to such Offering. In addition, for a future Offering with more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares that may be purchased by all Participants on any given Purchase Date under the Offering.

8.2      PRO RATA ALLOCATION

         In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan or in an Offering, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

                      SECTION 9. PAYMENT OF PURCHASE PRICE

9.1      GENERAL RULES

         Subject to Section 9.11, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

9.2      PERCENT WITHHELD

         The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period (or such other higher

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percentage as the Plan Administrator may establish from time to time for a future Offering). Amounts shall be withheld in whole percentages only.

9.3      PAYROLL DEDUCTIONS

         Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.4      MEMORANDUM ACCOUNTS

         Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5      NO INTEREST

         No interest shall be paid on payroll deductions received or held by the Company.

9.6      ACQUISITION OF COMMON STOCK

         On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Common Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common Stock so determined, unless the Plan Administrator has determined for a future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.7      REFUND OF EXCESS AMOUNTS

         Any cash balance remaining in the Participant's account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the

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Participant's account shall be applied to the purchase of Common Stock in the new Purchase Period, provided such purchase complies with Section 8.1.

9.8      WITHHOLDING OBLIGATIONS

         At the time the Option is exercised, in whole or in part, or at the time some or all the Common Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.9      TERMINATION OF PARTICIPATION

         No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.10     PROCEDURAL MATTERS

         The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11     LEAVES OF ABSENCE

         During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

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                SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

10.1     ESPP BROKER

         If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2     NOTICE OF DISPOSITION

         By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

                 SECTION 11. CHANGES IN WITHHOLDING AMOUNTS AND
                              VOLUNTARY WITHDRAWAL

11.1     CHANGES IN WITHHOLDING AMOUNTS

         (a) Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce

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payroll contributions to 0%, by completing and filing with the Company an amended Subscription authorizing cessation of payroll deductions. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing the amended Subscription if the amended Subscription is filed at least 10 days prior to such date (the "Change Notice Date") and, if not, as of the beginning of the next succeeding calendar month. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 11.2 or Section 11.3 below. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.


         (b) Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Purchase Periods; provided, however, that notice of such election must be delivered to the Plan Administrator at least 10 days prior to such Purchase Period in such form and in accordance with such terms as the Plan Administrator may establish for an Offering.

         (c) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant's payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0% at such time that the aggregate of all payroll deductions accumulated with respect to the Offering to which such Purchase Period applies and any other Offering ending within the same calendar year exceed $21,250. Payroll deductions shall re-commence at the rate provided in such Participant's Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in the Plan as provided in Section 11.2 or Section 11.3 below.

11.2     WITHDRAWAL FROM AN OFFERING

         A Participant may withdraw from an Offering by signing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal must be elected at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for a future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods.

A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.3     WITHDRAWAL FROM THE PLAN

         A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for a future Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.


11.4     RE-ENROLLMENT IN THE PLAN


         In the event a Participant voluntarily elects to withdraw from the Plan or from an Offering, the Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee.


11.5     RETURN OF PAYROLL DEDUCTIONS

         Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                        SECTION 12. AUTOMATIC WITHDRAWAL

         If the Fair Market Value of the Common Stock on any Purchase Date of an Offering is less than the Fair Market Value of the Common Stock on the Offering Date for such Offering, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of the

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shares of Common Stock for such Purchase Period and (b) be enrolled in the
Offering commencing on the first business date subsequent to such Purchase Period, provided the Participant is eligible to participate in the Plan and has not elected to terminate participation in the Plan pursuant to Section
11.2 or 11.3.

                      SECTION 13. TERMINATION OF EMPLOYMENT

         Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 14.2, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

                     SECTION 14. RESTRICTIONS ON ASSIGNMENT

14.1     TRANSFERABILITY

         An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2     BENEFICIARY DESIGNATION

         The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

                           SECTION 15. MARKET STANDOFF

         In connection with the underwritten initial public offering by the Company of its Common Stock, neither a Participant nor any beneficiary designated pursuant to Section 14.2 shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock issued under the Plan for a period of 180 days after the IPO Date, except that the foregoing provision shall not apply in the event of the Participant's death or "disability" as that term is defined in Code Section 22(e)(3).

         In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased Common Stock shall be immediately subject to the provisions of this
Section 15.

         In order to enforce the limitations of this Section 15, the Company may issue stop-transfer instructions to the ESPP Broker and/or the Company's transfer agent until the end of the period ending 180 days after the IPO Date.

            SECTION 16. NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED

         With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

    SECTION 17. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED UNDER THE PLAN

         The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses, subject to compliance with Section 15, Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

                SECTION 18. AMENDMENT OR TERMINATION OF THE PLAN

         (a) The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require shareholder approval under any applicable law or regulation; and provided further, that except as provided in Section 21 and this Section 18, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

         (b) The Plan shall continue in effect for 10 years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason terminate or suspend the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

         (c) Except as provided in Section 21, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

                      SECTION 19. NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

                       SECTION 20. EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                             SECTION 21. ADJUSTMENTS

21.1     ADJUSTMENT OF SHARES

         In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section 21.1 but shall be governed by Sections
21.2 and 21.3, respectively.

21.2     CORPORATE TRANSACTION

         In the event of a proposed Corporate Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or parent thereof (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the proposed Corporate Transaction. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11.

21.3     DISSOLUTION OR LIQUIDATION OF THE COMPANY

         In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11.

21.4     LIMITATIONS

         The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                SECTION 22. REGISTRATION; CERTIFICATES FOR SHARES

         The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

                           SECTION 23. EFFECTIVE DATE

         The Plan's effective date is the date on which it is approved by the Company's shareholders, which was ______________, 1999.



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